Exhibit 99.1

   Acadia Realty Trust Reports Third Quarter 2006 Operating Results


    NEW YORK--(BUSINESS WIRE)--Oct. 25, 2006--Acadia Realty Trust (NYSE: AKR - "Acadia" or the "Company"), a real estate investment trust ("REIT"), today reported operating results for the quarter ended September 30, 2006. All per share amounts discussed below are on a fully diluted basis.

    Third Quarter 2006 Highlights

    FFO on track

    -- Funds from operations ("FFO") per share of $0.30 for the third quarter 2006 compared to $0.30 for the third quarter 2005

    -- Earnings per share from continuing operations for 2006 of $0.12 compared to $0.20 for 2005

    Solid portfolio performance

    -- Same-store net operating income for the retail portfolio up 1.9% for the quarter over same period in 2005

    --  Portfolio occupancy at 93.0%

    Strong balance sheet

    -- Maintained conservative dividend payout ratio for third quarter 2006 of 62% of FFO

    --  31% debt to total market capitalization

    --  2.9 to 1 fixed-charge coverage ratio for the quarter

    External growth initiatives continue

    --  New York Urban/Infill Redevelopment progress continues

    --  RCP Venture - additional investments made

    -- Completed core portfolio acquisition in the Bronx, New York for $18.5 million in connection with asset recycling program

    Third Quarter Operating Results

    FFO, a widely accepted measure of REIT performance, for the quarter ended September 30, 2006 was $10.0 million, or $0.30 per share, compared to $9.9 million, or $0.30 per share for third quarter 2005. Third quarter 2005 FFO included operating income received through Acadia's Funds I and II from the Mervyns investment and from the settlement of a bankruptcy claim against Penn Traffic aggregating $0.02. For the nine months ended September 30, 2006, FFO was $29.9 million or $0.88 per share compared to $27.3 million, or $0.82 per share for the nine months ended September 30, 2005.

    Earnings per share from continuing operations was $0.12 for the third quarter 2006 compared to $0.20 for third quarter 2005 and $0.37 for the nine months ended September 30, 2006 compared to $0.47 for the nine months ended September 30, 2005. In addition to the items discussed above, third quarter 2005 also included $0.06 associated with Acadia's share of a gain related to the sale of certain Mervyns locations.

    Portfolio Activity - Portfolio Occupancy at 93.0%

    Including its pro-rata share of joint venture operating properties, portfolio occupancy was 93.0% for the quarter ended
September 30, 2006, compared to occupancy of 93.5% at June 30, 2006 and occupancy of 94.2% at September 30, 2005. The decrease in portfolio occupancy is primarily due to re-tenanting activities at the Bloomfield Town Square and other properties within the portfolio.

    Same store net operating income ("NOI") for the retail portfolio increased 1.9% for the quarter and for the nine months ended September 30, 2006 compared with the same periods for 2005. Excluding the adverse impact of re-tenanting activities at the Bloomfield Town Square, same store NOI for the quarter and nine months ended September 30, 2006 increased by 3.2% and 3.3%, respectively.

    During the third quarter 2006, Acadia executed new leases at an average increase of 63%, which was favorably impacted by an anchor lease at the Haygood Shopping Center as well as several shop space leases within the portfolio. Renewal leases increased 34% over the previous rents. This increase was primarily driven by the renewal of the New York City lease at the 161st Street property.

    Balance Sheet - Low Interest Rate Exposure

    During the third quarter, the Company completed a $23.5 million, 10 year fixed-rate financing at a 6.1% interest rate. As of September 30, 2006, 96% of the Company's total mortgage debt, as adjusted for its pro-rata share of consolidated joint venture debt, is fixed-rate. For 2006, the strength of Acadia's balance sheet was evidenced by continued solid financial ratios as follows:

    --  Debt to total market capitalization of 31%

    -- Fixed-charge coverage ratio (EBITDA / interest expense plus preferred distributions) of 2.9 to 1 for the third quarter

    --  Dividend payout ratio of 62% of FFO for the third quarter

    -- As of September 30, 2006, approximately $179 million was available under existing credit facilities and cash on hand to fund capital requirements

    External Growth Continues with Focus on New York Urban/Infill
Redevelopments, RCP Venture and Other Activities

    New York Urban/Infill Redevelopment Program

    In the third quarter 2006, Acadia continued to make steady progress in its New York Urban/Infill Redevelopment Program. The Program currently includes a total of seven properties in its redevelopment pipeline, for which acquisition and development costs are anticipated to total approximately $370.0 million. Construction has commenced on three of the seven properties. The anticipated completion schedules and costs for these projects are set forth in the Company's Quarterly Supplement which will be filed on Form 8-K with the SEC.

    RCP Venture - Additional Investments

    During the third quarter, Acadia and its Fund II investors made four additional investments of approximately $3.6 million in its Retailer Controlled Property Venture ("RCP Venture") for the following acquisitions:

    -- ShopKo, a regional multi-department retailer with 358 stores located throughout the Midwest, Mountain and Pacific Northwest

    -- Marsh Supermarkets, a regional supermarket chain operating 271 stores in central Indiana, Illinois and Western Ohio

    -- Two add-on investments related to the Albertsons acquisition including Newkirk, a portfolio of 50 properties currently leased to Albertsons, and Camellia Center, an Albertsons-anchored center located in Sacramento, California.

    Capital Recycling

    During the third quarter, the Company continued its asset recycling initiative with the purchase of 2914 Third Avenue in the Hub section of the Bronx for $18.5 million. The property is 100% leased and is located in a densely populated, high barrier-to-entry, infill area. This is a continuation of Acadia's initiative of replacing non-core assets with high-quality cash flow from infill/supply constrained properties. This core portfolio purchase is in addition to the Company's purchases of properties in Philadelphia, Pennsylvania, Staten Island, New York, northern New Jersey and Lincoln Park, Chicago over the previous 12 months. The Company is currently under contract to sell 5 properties, including 4 properties located in Northeast Pennsylvania.

    Outlook - Maintains Earnings Guidance for 2006

    The Company currently reaffirms its previously announced 2006 annual FFO and earnings per share forecast to be at the middle of the range from $1.14 to $1.19 per share and earnings per share from $0.59 to $0.64.

    Management Comments

    Commenting on the results for the third quarter, Kenneth Bernstein, President and CEO, stated, "We continue to be pleased with the success of our business plan as evidenced by our third quarter results. We are constantly upgrading our core portfolio through aggressive re-tenanting and asset recycling. Furthermore, we continue to maintain some of the strongest balance sheet ratios in our sector. Combining this stability with our important external growth initiatives enables us to continue to plant the seeds for future growth. Both our Urban/Infill platform and our RCP Venture are creating significant long-term value which, when combined with a solid core portfolio and strong balance sheet, will continue to drive our success."

    Investor Conference Call

    Management will conduct a conference call on October 26, 2006 at 2:00 PM EDT to review the Company's earnings and operating results. The live conference call can be accessed by dialing 888-481-7939 (internationally 617-847-8707). The pass-code is "Acadia". The call will also be webcast and can be accessed in a listen-only mode at Acadia's web site at acadiarealty.com.

    If you are unable to participate during the live webcast, the call will be archived and available on Acadia's website. Alternatively, to access the replay by phone, dial 888-286-8010 (internationally
617-801-6888). The pass-code will be 40445057. The phone replay will be available through Tuesday, November 2, 2006.

    Acadia Realty Trust, headquartered in White Plains, NY, is a fully integrated, self-managed and self-administered equity REIT focused primarily on the ownership, acquisition, redevelopment and management of retail properties, including neighborhood/community shopping centers and mixed-use properties with retail components.

    Certain matters in this press release may constitute forward-looking statements within the meaning of federal securities law and as such may involve known and unknown risk, uncertainties and other factors which may cause the actual results, performances or achievements of Acadia to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" in the Company's most recent annual report on Form 10-K filed with the SEC on March 16, 2006 (the "Form 10-K") and other periodic reports filed with the SEC, including risks related to: (i) the Company's reliance on revenues derived from major tenants; (ii) the Company's limited control over joint venture investments; (iii) the Company's partnership structure; (iv) real estate and the geographic concentration of our properties; (v) market interest rates; (vi) leverage; (vii) liability for environmental matters;(viii) the Company's growth strategy; (ix) the Company's status as a REIT (x) uninsured losses and (xi) the loss of key executives. Copies of the Form 10-K and the other periodic reports Acadia files with the SEC are available on the Company's website at www.acadiarealty.com. Any forward-looking statements in this press release speak only as of the date hereof. Acadia expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Acadia's expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.

    See the notes to the attached financial tables for a further discussion of the Company's use of FFO and NOI.

    For more information visit Acadia Realty Trust's Web site at www.acadiarealty.com, which is not to be deemed a part of this press release

    (Financial Tables Follow)



               ACADIA REALTY TRUST AND SUBSIDIARIES
                         Financial Highlights
  For the Quarters and Nine Months ended September 30, 2006 and 2005
            (dollars in thousands, except per share data)


                    For the quarters ended  For the nine months ended
                        September 30,             September 30,
     Revenues       2006 (1)     2005 (1)     2006 (1)     2005 (1)
                  ----------------------------------------------------
Minimum rents          $17,079      $20,212      $51,377      $56,964
Percentage rents           677          978          988        1,329
Expense
 reimbursements          3,896        3,332       11,146       10,921
Other property
 income                    367        1,175          823        1,680
Management fee
 income                  1,773          888        4,254        2,445
Interest income          2,324        1,233        5,977        2,553
                  ----------------------------------------------------
     Total
      revenues          26,116       27,818       74,565       75,892
                  ----------------------------------------------------
Operating expenses
Property operating       3,793        3,833       11,138       12,965
Real estate taxes        2,732        2,769        7,786        7,453
General and
 administrative          5,786        3,583       15,872       10,519
Depreciation and
 amortization            6,449        6,940       19,015       19,123
                  ----------------------------------------------------
     Total
      operating
      expenses          18,760       17,125       53,811      50, 060
                  ----------------------------------------------------
Operating income         7,356       10,693       20,754       25,832
Equity in (losses)
 earnings of
 unconsolidated
 affiliates             (2,878)      18,528        4,261       18,915
Interest expense        (5,584)      (5,146)     (16,423)     (13,432)
Minority interest        4,216      (15,734)       3,471      (14,476)
                  ----------------------------------------------------

Income from
 continuing
 operations before
 income taxes            3,110        8,341       12,063       16,839
                  ----------------------------------------------------
Income taxes               638       (1,627)        (174)      (1,627)
                  ----------------------------------------------------
Income from
 continuing
 operations              3,748        6,714       11,889       15,212
                  ----------------------------------------------------




                 ACADIA REALTY TRUST AND SUBSIDIARIES
                         Financial Highlights
  For the Quarters and Nine Months ended September 30, 2006 and 2005
            (dollars in thousands, except per share data)



                    For the quarters ended  For the nine months ended
                        September 30,             September 30,
                    2006 (1)     2005 (1)     2006 (1)     2005 (1)
                  ----------------------------------------------------
Discontinued
 operations:
Operating income
 from discontinued
 operations               $381         $571       $1,462       $1,635
Impairment of real
 estate                     --           --           --         (770)
Loss on sale of
 real estate                --          (50)          --          (50)
Minority interest           (7)         (10)         (28)         (12)
                  ----------------------------------------------------
Income from
 discontinued
 operations                374          511        1,434          803
                  ----------------------------------------------------
Net income              $4,122       $7,225      $13,323      $16,015
                  ====================================================
 Net income per
  Common Share -
       Basic
Net income per
 Common Share -
 Continuing
 operations               $.12         $.21         $.37         $.47
Net income per
 Common Share -
 Discontinued
 operations                .01          .02          .04          .03
                  ----------------------------------------------------
Net income per
 Common Share             $.13         $.23         $.41         $.50
                  ====================================================
Weighted average
 Common Shares          32,513       32,009       32,497       31,925
                  ====================================================

 Net income per
  Common Share -
    Diluted (2)
Net income per
 Common Share -
 Continuing
 operations               $.12         $.20         $.37         $.47
Net income per
 Common Share -
 Discontinued
 operations                .01          .02          .04          .03
                  ----------------------------------------------------
Net income per
 Common Share             $.13         $.22         $.41         $.50
                  ----------------------------------------------------
Weighted average
 Common Shares          32,836       32,706       32,805       32,187
                  ====================================================




                 ACADIA REALTY TRUST AND SUBSIDIARIES
                         Financial Highlights
  For the Quarters and Nine Months ended September 30, 2006 and 2005
            (dollars in thousands, except per share data)

      RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS (3)


                    For the quarters ended  For the nine months ended
                        September 30,             September 30,
                    2006 (1)     2005 (1)     2006 (1)     2005 (1)
                  ----------------------------------------------------
Net income              $4,122       $7,225      $13,323      $16,015
Depreciation of
 real estate and
 amortization of
 leasing costs
(net of minority
 interests' share)
   Wholly owned
    and
    consolidated
    partnerships         4,928        3,497       15,255       10,514
   Unconsolidated
    partnerships           397        1,115        1,247        2,343
Income
 attributable to
 minority interest
 in Operating
 Partnership                89          149          287          336
Loss (gain) on
 sale (net of
 minority share
 and income taxes)         394       (2,113)        (437)      (2,113)

                  ----------------------------------------------------
Funds from
 operations -
 Basic                   9,930        9,873       29,675       27,095
Distributions -
 Preferred OP
 Units                      63           74          188          254
                  ----------------------------------------------------
Funds from
 operations -
 Diluted                $9,993       $9,947      $29,863      $27,349
                  ====================================================
   Funds from
  operations per
   share - Basic
Weighted average
 Common Shares and
 OP Units (4)           33,156       32,658       33,146       32,527
                  ====================================================
Funds from
 operations per
 share                    $.30         $.30         $.90         $.83
                  ====================================================
   Funds from
  operations per
  share - Diluted
Weighted average
 Common Shares and
 OP Units (4)           33,815       33,355       33,791       33,281
                  ====================================================
Funds from
 operations per
 share                    $.30         $.30         $.88         $.82
                  ====================================================




                 ACADIA REALTY TRUST AND SUBSIDIARIES
                         Financial Highlights
            As of September 30, 2006 and December 31, 2005
            (dollars in thousands, except per share data)



                  SELECTED BALANCE SHEET INFORMATION
                                          September 30,  December 31,
                                             2006 (1)      2005 (1)
                                          ----------------------------

Cash and cash equivalents                       $68,990       $90,475
Rental property, at cost                        652,616       709,907
Total assets                                    780,224       841,591
Mortgage notes payable                          386,278       411,000
Total liabilities                               447,141       474,724


    Notes:

    (1) Effective January 1, 2006, the Company accounts for its Funds I, II and Mervyn's investments on a fully consolidated basis pursuant to Emerging Issues Task Force ("EITF") 04-5, "Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights". Historic results for the quarter and nine months ended September 30, 2005 have also been presented on a fully consolidated basis for purposes of comparability with 2006. In addition, the Company's investment in the Brandywine Portfolio was fully consolidated as part of Fund I for the quarter and nine months ended September 30, 2005. As a result of the recapitalization and conversion of the Brandywine Portfolio interests from Fund I to GDC Properties Incorporated during January 2006, this investment is accounted for under the equity method of accounting for the quarter and nine months ended September 30, 2006.

    (2) Reflects the potential dilution that could occur if securities or other contracts to issue Common Shares were exercised or converted into Common Shares. The effect of the conversion of Common OP Units is not reflected in the above table as they are exchangeable for Common Shares on a one-for-one basis. The income allocable to such units is allocated on this same basis and reflected as minority interest in the consolidated financial statements. As such, the assumed conversion of these units would have no net impact on the determination of diluted earnings per share.

    (3) The Company considers funds from operations ("FFO") as defined by the National Association of Real Estate Investment Trusts ("NAREIT") and net operating income ("NOI") to be appropriate supplemental disclosures of operating performance for an equity REIT due to its widespread acceptance and use within the REIT and analyst communities. FFO and NOI are presented to assist investors in analyzing the performance of the Company. They are helpful as they exclude various items included in net income that are not indicative of the operating performance, such as gains (losses) from sales of depreciated property and depreciation and amortization. In addition, NOI excludes interest expense. The Company's method of calculating FFO and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO does not represent cash generated from operations as defined by generally accepted accounting principles ("GAAP") and is not indicative of cash available to fund all cash needs, including distributions. It should not be considered as an alternative to net income for the purpose of evaluating the Company's performance or to cash flows as a measure of liquidity. Consistent with the NAREIT definition, the Company defines FFO as net income (computed in accordance with GAAP), excluding gains (losses) from sales of depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Reference is made to the Company's Quarterly Supplemental Disclosure filed on Form 8-K with the SEC for a reconciliation of theses non-GAAP financial measures to the most comparable GAAP financial measures.

    (4) In addition to the weighted average Common Shares outstanding, basic and diluted FFO also assumes full conversion of a weighted average 642 and 649 OP Units into Common Shares for the quarters ended September 30, 2006 and 2005, respectively, and 649 and 602 OP Units into Common Shares for the nine months ended September 30, 2006 and 2005, respectively. Diluted FFO also includes the assumed conversion of Preferred OP Units into 337 Common Shares for the quarter and nine months ended September 30, 2006 and the assumed conversion of Preferred OP Units into 430 and 492 Common Shares for the quarter and nine months ended September 30, 2005.


    CONTACT: Investor Relations:
             Acadia Realty Trust
             Jon Grisham, VP, 914-288-8142